UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2017

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

JPM Repo Facility

On June 12, 2017, Benefit Street Partners Realty Trust, Inc. (the “Company”), through its indirect wholly-owned subsidiary, BSPRT JPM Loan, LLC (the “JPM Seller”), entered into an Amended and Restated Uncommitted Master Repurchase Agreement (the “JPM Repo Facility”) with JPMorgan Chase Bank, National Association (the “JPM Buyer”). The JPM Repo Facility provides up to $300.0 million in advances, subject to adjustment, which the Company expects to use to finance the acquisition or origination of eligible loans, including first mortgage loans, junior mortgage loans, mezzanine loans, and participation interests therein.

Advances under the JPM Repo Facility typically accrue interest at per annum rate equal to the sum of (i) the applicable LIBOR index rate plus (ii) 2.40%. The initial maturity date of the JPM Repo Facility is June 12, 2019, with a one-year extension at the Company’s option, which may be exercised upon the satisfaction of certain conditions. The JPM Repo Facility acts in the manner of a revolving credit facility that can be repaid as the Company’s assets are paid off and re-drawn as advances against new assets.

In connection with the JPM Repo Facility, the Company entered into an Amended and Restated Guarantee Agreement, dated as of June 12, 2017 (the “Guarantee Agreement”) under which the Company agreed to guarantee certain obligations of the JPM Seller under the JPM Repo Facility.

The JPM Repo Facility and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the JPM Repo Facility contains financial and other covenants applicable to the JPM Seller. In addition, the Guarantee Agreement contains financial covenants that require the Company to satisfy certain minimum net worth requirements.

The Company will file the JPM Repo Facility and the Guarantee Agreement with the Securities and Exchange Commission as exhibits to its next Quarterly Report on Form 10-Q.

U.S. Bank Facility

On June 15, 2017, the Company, through its indirect wholly-owned subsidiary, BSPRT USB Loan, LLC (the “USB Seller”), entered into a Master Repurchase and Securities Contract (the “U.S. Bank Facility”) with U.S. Bank National Association (the “USB Buyer”). The U.S. Bank Facility provides up to $100.0 million in advances, subject to adjustment, which the Company expects to use to finance the acquisition or origination of eligible loans, including first mortgage loans, junior mortgage loans, mezzanine loans, and participation interests therein.

Advances under the U.S. Bank Facility typically accrue interest at per annum rates equal to the sum of (i) the applicable LIBOR index rate plus (ii) a margin of between 2.25% to 3.00%, depending on the attributes of the purchased assets. The initial maturity date of the U.S. Bank Facility is June 15, 2020, with two one-year extensions at the USB Seller’s option, which may be exercised upon the satisfaction of certain conditions. The U.S. Bank Facility acts in the manner of a revolving credit facility that can be repaid as the USB Seller’s assets are paid off and re-drawn as advances against new assets.

In connection with the U.S. Bank Facility, the Company entered into a Payment Guaranty, dated as of June 15, 2017 (the “Guaranty”) under which the Company agreed to guarantee certain obligations of the USB Seller under the U.S. Bank Facility.

The U.S. Bank Facility and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the U.S. Bank Facility contains financial and other covenants applicable to the USB Seller. In addition, the Guaranty contains financial covenants that require the Company to satisfy certain minimum net worth requirements.

The Company will file the U.S. Bank Facility and the Guaranty with the Securities and Exchange Commission as exhibits to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.
By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: July 13, 2017